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              Securities and Exchange Commission
                     Washington, DC 20549


                         FORM 8-K
       Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                      October 4, 2000
              Healthcomp Evaluation Services Corporation
(Exact Name of Registrant as specified in its charter)

                          Nevada
(State or other jurisdiction of incorporation or organization)


           0-28379                        88-0395372
(Commission File Number)    (I.R.S. Employer Identification Number)

                 2001 Siesta Drive, Suite 302
                   Sarasota, Florida  34239
       (Address and zip code of principal executive offices)

                       941-925-2625
       (Registrant's telephone number, including area code)


Cautionary Statement Identifying Important Factors
That Could Cause the Company's Actual Results to Differ
From Those Projected in Forward Looking Statements

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers of this document and any document incorporated by reference herein, are advised that this document and documents incorporated by reference into this document contain both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to
(i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance and (iv) statements of assumptions underlying other statements and statements about the Company or its business.



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Item 2. Acquisition of Assets.

Healthcomp Evaluation Services Corporation ("HESc" or the "Company") has acquired the Preventive Services Division of U.S. HealthWorks, Inc., a leading provider of clinic-based occupational health services, for total consideration of $3.0 million, of which $2.0 million was paid in cash at closing on September 21, 2000 with the balance to be paid in quarterly installments over the next twelve months.

Funds used to complete the acquisition were provided under the terms of a financing arrangement between the Company and Diligenti, Inc. (see Item 5. "Other Events" below).

The Preventive Services Division ("PSD") provides mobile audiometric and respiratory testing services, industrial hygiene and safety consulting and data processing and health evaluation services to a national client base. HESc specializes in the provision of data management services for employers' worker populations and furnishes substance abuse, worksite medical surveillance, and related employee health, wellness and screening services to corporate and government clients nationwide. The assets acquired by the Company will be integrated into the Company's worksite medical surveillance business to service existing clients of the Company and of PSD.

The companies will also enter into a strategic alliance whereby HESc will use U.S. HealthWorks' national network of occupational health clinics for fixed site services and will support on-site occupational health services to U.S. HealthWorks' customers through the Company's fleet of mobile testing vehicles.

Item 5.  Other Events.

As of September 15, 2000, the Company has entered into a strategic relationship with Diligenti, a global life sciences group, through its US subsidiary, Diligenti, Inc. (collectively, "Diligenti").

Pursuant to the terms of an Amended and Restated Loan Agreement, dated as of October 3, 2000 (the "Loan Agreement"), between the Company and Diligenti, Inc., Diligenti is expected to invest a total of $5.0 million in Healthcomp Evaluation Services Corporation by year end.
The initial tranche of $3.75 million was loaned to the Company on September 21, 2000 in exchange for a convertible note; Diligenti has the option, subject to satisfaction of certain conditions, to make an additional investment of $1.25 million in HESc's common stock in the future. The convertible note matures on the earlier of March 31, 2001 or the date that Diligenti converts its note into common stock of the Company. In the event that the note is not converted, the Company would pay interest on the note at a rate of 20% per annum. Under the terms of the financing arrangement, Diligenti may, in accordance with the terms of the financing arrangement, convert the note at any time into equity that would represent approximately 38% of the outstanding voting power of HESc. The combination of those shares of stock issuable on conversion of the note, together with the shares of stock issuable in connection with the additional $1.25 million investment that Diligenti has the option to make, would result in Diligenti owning shares of common stock representing 51% of HESc's fully diluted common stock. As part of the transaction, Thomas M. Hartnett, a Senior Vice President and Chief Financial Officer of the Company, has resigned from the Board of Directors of HESc, though he has retained his executive positions, and Neil Stafford and Chris Spanoudakis, designees of Diligenti, have joined the Board.

The proceeds of the loan from Diligenti have been used to finance the acquisition of the Preventive Services Division of U.S. HealthWorks, Inc. (See Item 2. Above) and to repay certain indebtedness and fund the Company's operations. While this arrangement has helped address the Company's immediate working capital needs, additional funding is still required to sustain its operations and the continued growth of its core business and operations. In addition, the Company is negotiating with certain debtholders to restructure earlier financings that are currently in default; however, there can be no assurance that an acceptable resolution will be achieved.

The Company expects that, in addition to the capital provided by Diligenti pursuant to the Loan Agreement, the anticipated strategic relationship with Diligenti and its various trading subsidiaries will allow the two companies to work closely together to explore new market opportunities as well as to enhance existing routes to market. Diligenti has also informed the Company's Board of Directors that,

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subject to satisfaction of the conditions set forth in the Loan
Agreement, it currently expects to convert its note and invest the remaining $1.25 million in the Company in exchange for 51% of the Company's fully diluted common stock (the Company's Board of Directors has indicated its intention to accept Diligenti's investment). Furthermore, Diligenti and the Company also plan to secure further on-going working capital as well as acquisition facilities to fund the Company's projected growth.

Item 7.  Financial Statements and Exhibits.

The following financial statements and exhibits are provided herewith:

The audited balance sheets and summaries of operations for the Preventive Services Division and pro forma financial statements of the combined operations and balance sheets of the Company and the Preventive Services Division will be submitted by an amendment to this filing no later than December 5, 2000.

Exhibit 7.1 Acquisition Agreement by and among Healthcomp Evaluation Services Corporation, U.S. HealthWorks, Inc. and U.S. HealthWorks
Holding Company, Inc.

Exhibit 7.2 Accounts Receivable Billing and Collection Agreement by and among Healthcomp Evaluation Services Corporation, U.S.
HealthWorks, Inc. and U.S. HealthWorks Holding Company, Inc.

Exhibit 7.3 Promissory Note issued by Healthcomp Evaluation Services Corporation to U.S. HealthWorks Holding Company, Inc.

Exhibit 7.4 Covenants Not to Compete between Healthcomp Evaluation Services Corporation and U.S. HealthWorks, Inc. and between Healthcomp Evaluation Services Corporation and U.S. HealthWorks Holding Company, Inc.

Exhibit 7.5 Amended and Restated Loan and Investment Agreement between Healthcomp Evaluation Services Corporation and Diligenti, Inc.

Exhibit7.6   Security Agreement between Healthcomp Evaluation Services
Corporation and its subsidiaries and Diligenti, Inc.

Exhibit 7.7 Pledge Agreement among Healthcomp Evaluation Services Corporation, Afton, Inc., Medical Drug Testing, Inc. and Diligenti, Inc.

Exhibit 7.8 Press releases announcing the Company's financing arrangement with Diligenti, Inc. and the acquisition of the Preventive Services Division.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCOMP EVALUATION SERVICES CORPORATION

By:       /s/  Thomas M. Hartnett
Name:      Thomas M. Hartnett
Title:     Senior Vice President

Date:      October 4, 2000